FBL Financial Group, Inc.
Investment Portfolio Summary
December 31, 2010

Our investment portfolio increased 12.2% to $13,069.7 million at December 31, 2010 compared to $11,653.0 million at December 31, 2009. The portfolio increased due to positive cash flows from operating and financing activities which included the issuance of funding agreements to the Federal Home Loan Bank (FHLB) of $353.5 million during 2010. The primary driver of the increase, however, was a $628.3 million increase in the fair market value of fixed maturity securities during 2010 to a net unrealized gain of $154.2 million at December 31, 2010. This increase is principally due to the decline in market yields since the beginning of the year. Market yields were lower at year end 2010 primarily due to the decline in U.S. Treasury yields. Credit spreads narrowed across the corporate, commercial, residential and asset-backed securities sectors, as well, contributing to the decline in overall yields. Moderately wide credit spreads in certain sectors continue to impact our investment portfolio.

We manage our investment portfolio with a strategy designed to achieve superior risk-adjusted returns consistent with the investment philosophy of maintaining a largely investment grade portfolio and providing adequate liquidity for obligations to policyholders and other requirements. The Company's investment policy calls for investing almost exclusively in fixed maturities that are investment grade and meet our quality and yield objectives. We prefer to invest in securities with intermediate maturities because they more closely match the intermediate nature of our policy liabilities. We believe this strategy is appropriate for managing our cash flows.

Fixed Maturity Acquisitions Selected Information

	Year ended December 31,
	2010	2009
	(Dollars in thousands)
Cost of acquisitions:
Corporate investment grade	$616,061	$411,878
Mortgage and asset-backed	773,208	537,642
United States Government and agencies	—	89,551
Tax-exempt municipals	—	18,188
Taxable municipals	364,888	631,879
Total	$1,754,157	$1,689,138
Effective annual yield	4.67%	5.85%
Credit quality
NAIC 1 designation	83.4%	88.6%
NAIC 2 designation	16.6%	11.4%
Weighted-average life in years	11.6	11.9

The table above summarizes selected information for fixed maturity purchases. The effective annual yield shown is the yield calculated to the "worst-call date." For noncallable bonds, the worst-call date is always the maturity date. For callable bonds, the worst-call date is the call or maturity date that produces the lowest yield. The weighted-average maturity is calculated using scheduled pay-downs and expected prepayments for amortizing securities. For non-amortizing securities, the weighted-average maturity is equal to the stated maturity date.

A portion of the securities acquired during 2010 were acquired with the proceeds from advances on our funding agreements with the FHLB. The securities acquired to support these funding agreements often carry a lower average yield than securities acquired to support our other insurance products, due to the relatively low interest rate paid on those advances. The average yield of the securities acquired, excluding the securities supporting these funding agreements, was 5.17% during 2010.

Investment Portfolio Summary

	December 31, 2010		December 31, 2009
	Carrying Value	Percent	Carrying Value	Percent
	(Dollars in thousands)
Fixed maturities - available for sale:
Public	$8,812,951	67.5%	$8,103,381	69.6%
144A private placement	1,771,383	13.6	1,291,840	11.1
Private placement	544,190	4.2	469,380	4.0
Total fixed maturities - available for sale	11,128,524	85.3	9,864,601	84.7
Equity securities	78,656	0.6	60,154	0.5
Mortgage loans	1,254,437	9.5	1,293,936	11.1
Derivative instruments	40,729	0.3	44,023	0.4
Real estate	13,554	0.1	16,563	0.1
Policy loans	170,341	1.3	168,736	1.5
Other long-term investments	132	—	1,882	—
Short-term investments	383,369	2.9	203,142	1.7
Total investments	$13,069,742	100.0%	$11,653,037	100.0%

As of December 31, 2010, 93.8% (based on carrying value) of the available-for-sale fixed maturity securities were investment grade debt securities, defined as being in the highest two National Association of Insurance Commissioners (NAIC) designations. Non-investment grade debt securities typically provide higher yields and involve greater risks than investment grade debt securities because their issuers are often more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. We regularly review the percentage of our portfolio that is invested in non-investment grade debt securities (NAIC designations 3 through 6). As of December 31, 2010, the investment in non-investment grade debt was 6.2% of available-for-sale fixed maturity securities. At that time, no single non-investment grade holding exceeded 0.2% of total investments.

Credit Quality by NAIC Designation and Equivalent Rating

		December 31, 2010		December 31, 2009
NAIC Designation	Equivalent Rating (1)	Carrying Value	Percent	Carrying Value	Percent
		(Dollars in thousands)
1	AAA, AA, A	$6,988,040	62.8%	$5,915,387	60.0%
2	BBB	3,444,502	31.0	3,397,424	34.4
	Total investment grade	10,432,542	93.8	9,312,811	94.4
3	BB	438,497	3.9	402,047	4.1
4	B	164,474	1.5	86,311	0.9
5	CCC	65,869	0.6	30,451	0.3
6	In or near default	27,142	0.2	32,981	0.3
	Total below investment grade	695,982	6.2	551,790	5.6
	Total fixed maturities - available for sale	$11,128,524	100.0%	$9,864,601	100.0%

(1)
Equivalent ratings are based on those provided by nationally recognized rating agencies with some exceptions for certain residential, commercial and asset-backed securities where they are based on the expected loss of the security rather than the probability of default.

Gross Unrealized Gains and Gross Unrealized Losses by Internal Industry Classification

	December 31, 2010
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Basic industrial	$460,491	$374,658	$31,318	$85,833	$(8,871)
Capital goods	329,229	284,160	23,760	45,069	(10,278)
Communications	214,962	206,979	14,965	7,983	(182)
Consumer cyclical	295,336	250,864	19,694	44,472	(3,192)
Consumer noncyclical	436,122	404,867	35,918	31,255	(960)
Energy	652,011	537,306	42,672	114,705	(6,068)
Finance	1,550,930	1,054,067	60,322	496,863	(54,792)
Transportation	174,969	167,667	15,223	7,302	(161)
Utilities	1,207,759	1,054,920	92,636	152,839	(7,322)
Other	147,390	122,525	10,982	24,865	(2,487)
Total corporate securities	5,469,199	4,458,013	347,490	1,011,186	(94,313)
Collateralized debt obligation	2,745	2,745	—	—	—
Mortgage and asset-backed securities	3,265,593	2,431,142	114,761	834,451	(132,786)
United States Government and agencies	134,085	93,298	7,059	40,787	(225)
State, municipal and other governments	2,256,902	942,336	23,009	1,314,566	(110,801)
Total	$11,128,524	$7,927,534	$492,319	$3,200,990	$(338,125)

	December 31, 2009
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Basic industrial	$406,541	$270,886	$19,254	$135,655	$(20,000)
Capital goods	320,176	256,139	16,844	64,037	(7,902)
Communications	190,423	164,464	9,739	25,959	(1,241)
Consumer cyclical	309,927	249,996	13,793	59,931	(9,512)
Consumer noncyclical	388,805	355,954	21,727	32,851	(954)
Energy	571,587	379,842	25,998	191,745	(11,407)
Finance	1,410,391	435,019	17,674	990,021	(152,519)
Transportation	166,789	115,727	7,256	51,062	(3,037)
Utilities	1,169,778	859,918	54,533	309,860	(17,389)
Other	145,517	120,041	8,763	25,476	(2,962)
Total corporate securities	5,079,934	3,207,986	195,581	1,886,597	(226,923)
Collateralized debt obligations	27,541	—	—	12,892	(14,649)
Mortgage and asset-backed securities	2,726,406	1,274,361	43,043	1,452,045	(326,207)
United States Government and agencies	139,467	61,255	4,620	78,212	(2,543)
State, municipal and other governments	1,891,253	351,067	8,509	1,540,186	(155,500)
Total	$9,864,601	$4,894,669	$251,753	$4,969,932	$(725,822)

Credit Quality of Available-for-Sale Fixed Maturity Securities with Unrealized Losses

		December 31, 2010
NAIC Designation	Equivalent Rating	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$2,156,789	67.4%	$(145,143)	42.9%
2	BBB	604,127	18.9	(54,296)	16.1
	Total investment grade	2,760,916	86.3	(199,439)	59.0
3	BB	210,968	6.6	(30,740)	9.1
4	B	142,756	4.5	(37,971)	11.2
5	CCC	59,928	1.9	(47,992)	14.2
6	In or near default	26,422	0.7	(21,983)	6.5
	Total below investment grade	440,074	13.7	(138,686)	41.0
	Total	$3,200,990	100.0%	$(338,125)	100.0%

		December 31, 2009
NAIC Designation	Equivalent Rating	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$3,189,335	64.2%	$(355,516)	49.0%
2	BBB	1,335,973	26.9	(180,763)	24.9
	Total investment grade	4,525,308	91.1	(536,279)	73.9
3	BB	315,603	6.3	(56,456)	7.8
4	B	78,226	1.6	(55,791)	7.7
5	CCC	27,357	0.5	(42,419)	5.8
6	In or near default	23,438	0.5	(34,877)	4.8
	Total below investment grade	444,624	8.9	(189,543)	26.1
	Total	$4,969,932	100.0%	$(725,822)	100.0%

Available-For-Sale Fixed Maturity Securities with Unrealized Losses by Length of Time

	December 31, 2010
		Amortized Cost		Gross Unrealized Losses
	Number of Issuers	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
	(Dollars in thousands)
Three months or less	258	$—	$1,448,149	$—	$(37,190)
Greater than three months to six months	7	24,069	8,000	(979)	(4,720)
Greater than six months to nine months	2	—	5,544	—	(43)
Greater than nine months to twelve months	2	—	2,987	—	(205)
Greater than twelve months	232	295,272	1,755,094	(123,979)	(171,009)
Total		$319,341	$3,219,774	$(124,958)	$(213,167)

	December 31, 2009
		Amortized Cost		Gross Unrealized Losses
	Number of Issuers	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
	(Dollars in thousands)
Three months or less	188	$—	$1,166,486	$—	$(30,057)
Greater than three months to six months	4	42	9,906	(15)	(421)
Greater than six months to nine months	13	16,958	36,174	(9,226)	(3,236)
Greater than nine months to twelve months	12	17,539	24,675	(6,960)	(1,552)
Greater than twelve months	463	844,621	3,579,353	(350,096)	(324,259)
Total		$879,160	$4,816,594	$(366,297)	$(359,525)

Available-For-Sale Fixed Maturity Securities with Unrealized Losses by Maturity Date

	December 31, 2010		December 31, 2009
	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Due in one year or less	$94	$(26)	$1,876	$(116)
Due after one year through five years	110,891	(15,476)	241,292	(19,491)
Due after five years through ten years	288,261	(21,669)	852,567	(92,816)
Due after ten years	1,967,293	(168,168)	2,422,152	(287,192)
	2,366,539	(205,339)	3,517,887	(399,615)
Mortgage and asset-backed	834,451	(132,786)	1,452,045	(326,207)
Total	$3,200,990	$(338,125)	$4,969,932	$(725,822)

Mortgage and Asset-Backed Securities

Mortgage and asset-backed securities comprised 29.3% at December 31, 2010 and 27.6% at December 31, 2009 of our total available-for-sale fixed maturity securities. These securities are purchased when we believe these types of investments provide superior risk-adjusted returns compared to returns of more conventional investments such as corporate bonds and mortgage loans. These securities are diversified as to collateral types, cash flow characteristics and maturity.

The repayment pattern on mortgage and other asset-backed securities is more variable than that of more traditional fixed maturity securities because the repayment terms are tied to underlying debt obligations that are subject to prepayments. The prepayment speeds (e.g., the rate of individuals refinancing their home mortgages) can vary based on a number of economic factors that cannot be predicted with certainty. These factors include the prevailing interest rate environment and general status of the economy.

At each balance sheet date, we review and update our expectation of future prepayment speeds and the book value of the mortgage and other asset-backed securities purchased at a premium or discount is reset, if needed, to result in a constant effective yield over the life of the security. This effective yield is computed using historical principal payments and expected future principal payment patterns. Any adjustments to book value to derive the constant effective yield, which may include the reversal of premium or discount amounts previously amortized or accrued, are recorded in the current period as a component of net investment income. Accordingly, deviations in actual prepayment speeds from that originally expected or changes in expected prepayment speeds can cause a change in the yield earned on mortgage and asset-backed securities purchased at a premium or discount and may result in adjustments that have a material positive or negative impact on reported results. Increases in prepayment speeds, which typically occur in a decreasing interest rate environment, generally increase the rate at which discount is accrued and premium is amortized into income. Decreases in prepayment speeds, which typically occur in an increasing interest rate environment, generally slow down the rate at which these amounts are recorded into income.

Mortgage and Asset-Backed Securities by Type

	December 31, 2010
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$1,219,828	$1,232,133	$1,219,618	11.0%
Pass-through	238,425	230,475	243,371	2.2
Planned and targeted amortization class	465,353	469,560	468,052	4.2
Other	37,852	37,942	38,197	0.3
Total residential mortgage-backed securities	1,961,458	1,970,110	1,969,238	17.7
Commercial mortgage-backed securities	786,316	796,501	815,886	7.3
Other asset-backed securities	535,844	622,267	480,469	4.3
Total	$3,283,618	$3,388,878	$3,265,593	29.3%

	December 31, 2009
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$1,236,102	$1,252,293	$1,148,038	11.6%
Pass-through	258,509	250,964	263,175	2.7
Planned and targeted amortization class	459,004	461,935	429,309	4.4
Other	39,471	39,569	32,888	0.3
Total residential mortgage-backed securities	1,993,086	2,004,761	1,873,410	19.0
Commercial mortgage-backed securities	785,729	810,995	720,123	7.3
Other asset-backed securities	230,755	290,104	132,873	1.3
Total	$3,009,570	$3,105,860	$2,726,406	27.6%

The residential mortgage-backed portfolio includes pass-through and collateralized mortgage obligation (CMO) securities. With a pass-through security, we receive a pro rata share of principal payments as payments are made on the underlying mortgage loans. CMOs consist of pools of mortgages divided into sections or "tranches" which provide sequential retirement of the bonds. We invest in sequential tranches which provide cash flow stability in that principal payments do not occur until the previous tranches are paid off. In addition, to provide call protection and more stable average lives, we invest in CMOs such as planned amortization class (PAC) and targeted amortization class (TAC) securities. CMOs of these types provide more predictable cash flows within a range of prepayment speeds by shifting the prepayment risks to support tranches. We generally do not purchase certain types of CMOs that we believe would subject the investment portfolio to greater than average risk. These include, but are not limited to, principal only, floater, inverse floater, PAC II and support tranches.

The commercial mortgage-backed securities are primarily sequential securities. Commercial mortgage-backed securities typically have cash flows that are less subject to refinance risk than residential securities principally due to prepayment restrictions on many of the underlying commercial mortgage loans.

The other asset-backed securities are backed by both residential and non-residential collateral. The collateral for residential asset-backed securities primarily consists of second lien fixed-rate home equity loans. The cash flows of these securities are less subject to prepayment risk than residential mortgage-backed securities as the borrowers are less likely to refinance than those with only a first lien mortgage. The collateral for non-residential asset-backed securities primarily includes securities backed by credit card receivables, auto dealer receivables, auto installment loans, aircraft leases, middle market business loans, timeshare receivables and trade and account receivables. These securities are high quality, short-duration assets with limited cash flow variability.

Our direct exposure to the Alt-A home equity and subprime first-lien sectors is limited to investments in structured securities collateralized by senior tranches of residential mortgage loans with this exposure. We also have a partnership interest in an investment grade securities fund that owns securities backed by Alt-A home equity, subprime first-lien and adjustable rate mortgage collateral. The fund is reported as securities and indebtedness of related parties in our consolidated balance sheets with a fair value of $30.1 million at December 31, 2010 and $25.0 million at December 31, 2009. We do not own any direct investments in subprime lenders or adjustable rate mortgages.

Mortgage and Asset-Backed Securities by Collateral Type

	December 31, 2010			December 31, 2009
	Amortized Cost	Carrying Value	Percent of Fixed Maturities	Amortized Cost	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)			(Dollars in thousands)
Government agency	$748,345	$787,188	7.1%	$687,079	$707,166	7.2%
Prime	843,921	837,231	7.5	937,677	862,870	8.6
Alt-A	492,355	430,786	3.9	521,911	390,352	4.0
Subprime	30,117	23,540	0.2	30,119	20,383	0.2
Commercial mortgage	786,316	815,886	7.3	785,729	720,123	7.3
Non-mortgage	382,564	370,962	3.3	47,055	25,512	0.3
Total	$3,283,618	$3,265,593	29.3%	$3,009,570	$2,726,406	27.6%

The mortgage and asset-backed securities can be summarized into three broad categories: residential, commercial and other asset-backed securities.

Residential Mortgage-Backed Securities by Collateral Type and Origination Year

	December 31, 2010
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2010	$241,634	$244,746	$13,602	$13,602	$255,236	$258,348
2009	75,581	78,289	—	—	75,581	78,289
2008	128,842	136,355	—	—	128,842	136,355
2007	66,159	69,029	57,723	39,470	123,882	108,499
2006	77,234	72,666	22,071	15,369	99,305	88,035
2005 and prior	981,997	1,013,159	296,615	286,553	1,278,612	1,299,712
Total	$1,571,447	$1,614,244	$390,011	$354,994	$1,961,458	$1,969,238

	December 31, 2009
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2009	$185,339	$185,850	$—	$—	$185,339	$185,850
2008	127,442	132,204	—	—	127,442	132,204
2007	71,256	67,363	58,958	33,113	130,214	100,476
2006	84,822	72,193	22,445	11,861	107,267	84,054
2005	61,246	61,404	—	—	61,246	61,404
2004 and prior	1,072,170	1,041,311	309,408	268,111	1,381,578	1,309,422
Total	$1,602,275	$1,560,325	$390,811	$313,085	$1,993,086	$1,873,410

(1)
Insurance on 2006 Alt-A issues is provided by MBIA Insurance Corporation (79% in 2010 and 78% in 2009). Insurance on 2007 Alt-A issues is provided by Assured Guaranty Ltd. (32% in 2010 and 33% in 2009) and MBIA Insurance Corporation (26% in 2010 and 2009). There is no insurance coverage on Government & Prime investments or Alt-A investments with collateral originating prior to 2006 or after 2007.

Residential Mortgage-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2010		December 31, 2009
NAIC Designation	Equivalent Rating	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$1,905,909	96.8%	$1,770,168	94.5%
2	BBB	—	—	70,876	3.8
3	BB	26,850	1.3	28,887	1.5
4	B	36,462	1.9	3,479	0.2
5	CCC	17	—	—	—
	Total	$1,969,238	100.0%	$1,873,410	100.0%

Commercial Mortgage-Backed Securities by Origination Year

	December 31, 2010		December 31, 2009
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2010	$23,039	$23,212	$—	$—
2009	41,341	47,799	40,757	41,767
2008	182,674	204,631	182,221	189,445
2007	184,670	182,879	184,515	148,342
2006	133,536	134,063	143,982	116,570
2005 and prior	221,056	223,302	234,254	223,999
Total	$786,316	$815,886	$785,729	$720,123

Commercial Mortgage-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2010		December 31, 2009
NAIC Designation	Equivalent Rating	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	GNMA	$306,724	37.6%	$338,438	47.0%
1	FNMA	16,334	2.0	15,786	2.2
1	AAA, AA, A
	Generic	108,701	13.3	68,076	9.5
	Super Senior	213,922	26.2	179,361	24.9
	Mezzanine	8,320	1.0	27,833	3.9
	Junior	70,810	8.7	78,821	10.9
	Total AAA, AA, A	401,753	49.2	354,091	49.2
2	BBB	39,362	4.8	3,985	0.5
3	BB	15,150	1.9	—	—
4	B	29,285	3.6	7,434	1.0
5	CCC	7,278	0.9	—	—
6	In or near default	—	—	389	0.2
	Total	$815,886	100.0%	$720,123	100.0%

Government National Mortgage Association (GNMA), guarantees principal and interest on mortgage backed securities. The guarantee is backed by the full faith and credit of the United States Government. The Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Association (FHLMC), are government-sponsored enterprises (GSE's) that were chartered by Congress to reduce borrowing costs for certain homeowners. GSE's have carried an implicit backing of the U.S. Government but do not have explicit guarantees like GNMA. The Housing and Economic Recovery Act of 2008 allows the government to expand its line of credit to $200 billion each for Fannie Mae and Freddie Mac. Late in 2009, the U.S. Treasury revised these caps to expand as needed to cover losses over the next three years. The revision was intended to show support for these firms throughout the housing crisis by the U.S. Treasury.

The AAA, AA and A rated commercial mortgage-backed securities are broken down into categories based on subordination levels. Rating agencies disclose subordination levels, which measure of the amount of credit support that the bonds (or tranches) have from subordinated bonds (or tranches). Generic is a term used for securities issued prior to 2005. The super senior securities have subordination levels greater than 27%, the mezzanine securities have subordination levels in the 17% to 27% range and the junior securities have subordination levels in the 9% to 16% range.

Other Asset-Backed Securities by Collateral Type and Origination Year

	December 31, 2010
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2010	$—	$—	$—	$—	$—	$—	$169,631	$170,212	$169,631	$170,212
2009	—	—	—	—	—	—	61,791	62,415	61,791	62,415
2007	9,976	3,840	15,864	6,940	—	—	61,843	62,211	87,683	72,991
2006	8,630	4,011	58,456	43,587	—	—	32,242	33,077	99,328	80,675
2005 and prior	2,213	2,324	28,024	25,265	30,117	23,540	57,057	43,047	117,411	94,176
Total	$20,819	$10,175	$102,344	$75,792	$30,117	$23,540	$382,564	$370,962	$535,844	$480,469

	December 31, 2009
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2009	$—	$—	$—	$—	$—	$—	$4,999	$4,983	$4,999	$4,983
2007	9,982	2,596	18,853	7,979	—	—	7,065	5,999	35,900	16,574
2006	9,748	4,322	77,612	42,621	—	—	—	—	87,360	46,943
2005	—	—	23,845	20,376	30,119	20,383	8,831	100	62,795	40,859
2004 and prior	2,751	2,793	10,790	6,291	—	—	26,160	14,430	39,701	23,514
Total	$22,481	$9,711	$131,100	$77,267	$30,119	$20,383	$47,055	$25,512	$230,755	$132,873

(1)
Insurance on 2006 Alt-A issues is provided by Financial Guaranty Insurance Co. (FGIC) (40% in 2010 and 44% in 2009) and AMBAC Assurance Corporation (Ambac) (34% in 2010 and 30% in 2009). Insurance on 2007 Alt-A issues is provided by Ambac (46% in 2010 and 53% in 2009), MBIA Insurance Corporation (31% in 2010 and 27% in 2009) and FGIC (23% in 2010 and 21% in 2009). The 2006 and 2007 Government & Prime issues are 100% insured by Ambac (2006 issues) and MBIA Insurance Corporation (2007 issues). There is no insurance coverage on other asset-backed securities with subprime or non-mortgage collateral or on collateral originating prior to 2006 or after 2007.

Other Asset-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2010		December 31, 2009
NAIC Designation	Equivalent Ratings	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$449,230	93.5%	$108,737	81.8%
2	BBB	8,251	1.7	7,199	5.4
3	BB	339	0.1	457	0.3
4	B	4,729	1.0	8,557	6.5
5	CCC	16,635	3.4	7,050	5.3
6	In or near default	1,285	0.3	873	0.7
	Total	$480,469	100.0%	$132,873	100.0%

The mortgage and asset-backed portfolios include securities wrapped by monoline bond insurers to provide additional credit enhancement for the investment. We believe these securities were underwritten at investment grade levels excluding any credit enhancing protection. At December 31, 2010, the fair value of our insured mortgage and asset-backed holdings totaled $94.8 million, or 2.9% of our mortgage and asset-backed portfolios and 0.9% of our total fixed income portfolio.

During 2009, FGIC was downgraded by rating agencies and in November 2009 was ordered to stop making payments. In March 2010, the Wisconsin Insurance Commissioner placed a temporary moratorium on payments for Ambac wrapped residential mortgage-backed securities. Securities with existing or expected cash flow concerns that are wrapped by FGIC or Ambac have been other-than-temporarily impaired. We do not consider the investments wrapped by other monoline bond insurers to be other-than-temporarily impaired at December 31, 2010, because we do not have reason to believe that those guarantees, if needed, will not be honored. We do not directly own any fixed income or equity investments in monoline bond insurers.

Residential Mortgage-Backed Securities and Other Asset-Backed Securities by Insurance

		December 31, 2010			December 31, 2009
	Insurers' S&P Rating (1)	Residential Mortgage- Backed	Other Asset- Backed	Total Carrying Value	Residential Mortgage- Backed	Other Asset- Backed	Total Carrying Value
Insured:		(Dollars in thousands)
Ambac	NR (2)	$—	$16,124	$16,124	$—	$16,674	$16,674
Assured Guaranty Ltd.	AA+	14,182	—	14,182	9,569	—	9,569
FGIC	NR (2)	—	33,547	33,547	—	24,184	24,184
MBIA Insurance Corporation	B	17,414	13,492	30,906	14,192	11,104	25,296
Total with insurance		31,596	63,163	94,759	23,761	51,962	75,723
Uninsured:
GNMA		194,057	—	194,057	306,021	—	306,021
FHLMC		316,336	2,295	318,631	251,499	2,751	254,250
FNMA		274,459	28	274,487	146,835	41	146,876
Other		1,152,790	414,983	1,567,773	1,145,294	78,119	1,223,413
Total		$1,969,238	$480,469	$2,449,707	$1,873,410	$132,873	$2,006,283

(1) Rating in effect as of December 31, 2010.
(2) No formal published rating.

Collateralized Debt Obligations

We held one collateralized debt obligation at December 31, 2010, which is backed by credit default swaps with no home equity exposure. We began reporting this security at fair value with changes in market value reflected as derivative income or loss within the consolidated statements of operations in accordance with an accounting change adopted in the third quarter of 2010.

State, Municipal and Other Government Securities

State, municipal and other government securities totaled $2.3 billion, or 20.3% of our portfolio and include investments in general obligation, revenue, military housing and municipal housing bonds. Our investment strategy is to utilize municipal bonds in addition to corporate bonds, as we believe they provide additional diversification and have historically low default rates compared with similarly rated corporate bonds. We evaluate the credit strength of the underlying issues on both a quantitative and qualitative basis, excluding insurance, prior to acquisition. The majority of the municipal bonds we hold are investment grade credits without consideration of insurance. Our municipal bonds are well diversified by type and geography with the top exposure being school general obligation bonds. Our municipal bond exposure has an average rating of AA and is trading at 96.3% of book value. The insolvency of one or more of the credit enhancing entities would be a meaningful short-term market liquidity event, but would not dramatically increase our investment portfolio's risk profile.

Equity Securities

Equity securities totaled $78.7 million at December 31, 2010 and $60.2 million at December 31, 2009. Gross unrealized gains totaled $3.0 million and gross unrealized losses totaled $2.0 million at December 31, 2010. At December 31, 2009, gross unrealized gains totaled $2.5 million and gross unrealized losses totaled $4.7 million on these securities. The unrealized losses are primarily attributable to non-redeemable perpetual preferred securities from issuers in the financial sector.

Mortgage Loans

Mortgage loans totaled $1,254.4 million at December 31, 2010 and $1,293.9 million at December 31, 2009. Our mortgage loans are diversified as to property type, location and loan size, and are collateralized by the related properties. There were two mortgage loan more than 60 days delinquent as of December 31, 2010 with a carrying value of $16.8 million and one delinquent mortgage loan as of December 31, 2009 with a carrying value of $1.5 million. The total number of commercial mortgage loans outstanding was 326 at December 31, 2010 and 332 at December 31, 2009. In 2010, new loans were generally $1.6 million to $10.0 million in size, with an average loan size of $5.8 million and an average loan term of 13 years. We did not issue any new loans in 2009. Our mortgage lending policies establish limits on the amount that can be loaned to one borrower and require diversification by geographic location and collateral type. The majority of our mortgage loans amortize principal, with 6.8% that are interest only loans at December 31, 2010. At December 31, 2010, the average loan-to-value of the current outstanding principal balance using the most recent appraised value was 56.4% and the weighted average debt service coverage ratio was 1.5 based on the results of our 2009 annual study.

Mortgage Loans by Collateral Type

	December 31, 2010		December 31, 2009
Collateral Type	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
Retail	$441,181	35.2%	$449,159	34.7%
Office	395,648	31.5	410,723	31.7
Industrial	384,481	30.6	402,239	31.1
Other	33,127	2.7	31,815	2.5
Total	$1,254,437	100.0%	$1,293,936	100.0%

Mortgage Loans by Geographic Location within the United States

	December 31, 2010		December 31, 2009
Region of the United States	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
South Atlantic	$344,580	27.5%	$331,441	25.6%
Pacific	238,516	19.0	243,966	18.9
East North Central	235,179	18.7	247,298	19.1
West North Central	156,797	12.5	165,468	12.8
Mountain	103,290	8.2	117,267	9.1
West South Central	61,064	4.9	65,297	5.0
Other	115,011	9.2	123,199	9.5
Total	$1,254,437	100.0%	$1,293,936	100.0%

Mortgage Loans by Loan-to-Value Ratio (1)

	December 31, 2010		December 31, 2009
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
0% - 50%	$383,513	30.6%	$378,082	29.2%
50% - 60%	316,625	25.2	303,357	23.5
60% - 70%	422,042	33.6	453,170	35.0
70% - 80%	117,573	9.4	130,258	10.1
80% - 90%	14,684	1.2	23,835	1.8
90% - 100%	—	—	5,234	0.4
Total	$1,254,437	100.0%	$1,293,936	100.0%

(1)	Loan-to-Value using most recent appraised value

Mortgage Loans by Year of Origination

	December 31, 2010		December 31, 2009
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
2010	$39,843	3.2%	$—	—%
2008	197,106	15.7	201,714	15.6
2007	271,506	21.6	284,327	22.0
2006	179,978	14.4	188,007	14.5
2005 and prior	566,004	45.1	619,888	47.9
Total	$1,254,437	100.0%	$1,293,936	100.0%

Mortgage loans are considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to contractual terms of the loan agreement. At December 31, 2010, we held a valuation allowance totaling $1.8 million for three impaired loans and at December 31, 2009, we held a valuation allowance totaling $0.7 million for two impaired loans.

Derivative Instruments

Derivative instruments totaling $40.7 million at December 31, 2010 and $44.0 million at December 31, 2009 consist primarily of call options supporting our index annuity business net of collateral received from counterparties.